Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of CenterState Bank Corporation on Form S-8 of our report dated February 28, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of CenterState Bank Corporation for the year ended December 31, 2018.

/s/ Crowe LLP

Fort Lauderdale, Florida

April 1, 2019